EXHIBIT 23.3
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                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-8 of our report dated February 18, 2003, except for Note 16 as to which the date is March 25, 2003, relating to the consolidated financial statements of Encore Capital Group, Inc. as of and for the years ended December 31, 2002 and 2001 appearing in the 2002 Annual Report on Form 10-K for Triarc Companies, Inc.

/s/ BDO SEIDMAN, LLP

Orange County, California
September 3, 2003